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                             EXHIBIT A

          Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them.

                              APERTURE ASSOCIATES, L.P.

                              By:   Horsley Bridge Partners, Inc.
                              Its:  General Partner


                                    By:    /S/ PHILLIP HORSLEY
                                           Phillip Horsley
                                    Its:  President


                              HORSLEY BRIDGE PARTNERS, INC.


                              By:         /S/ PHILLIP HORSLEY
                                           Phillip Horsley
                              Its:  President



                                     /S/ KEVIN P. WRIGHT
                                           KEVIN P. WRIGHT



                              APERTURE PARTNERS, L.P.


                              By:         /S/ PHILLIP HORSLEY
                                           Phillip Horsley
                              Its:  General Partner



                                         /S/ PHILLIP HORSLEY
                                           PHILLIP HORSLEY



                                         /S/ GARY L. BRIDGE
                                           GARY L. BRIDGE



                                        /S/ N. DAN REEVE
                                            N. DAN REEVE